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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

The Shareholder and the Board of Directors of GreenPoint Financial Corp.


We consent to incorporation by reference in the registration statements (Nos. 33-74556, 33-87758 and 33-87760) on Form S-8 of GreenPoint Financial Corp. of our report dated January 19, 1996, relating to the consolidated statements of income, changes in stockholders' equity and cash flows of GreenPoint Financial Corp. and Subsidiaries for the year ended December 31, 1995, which report is included in the December 31, 1997 annual report on Form 10-K of GreenPoint Financial Corp.

                                           /s/ KPMG Peat Marwick LLP

Jericho, New York
March 25, 1998